UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2024

LIFEMD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39785	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

236 Fifth Avenue, Suite 400

New York, NY 10001

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LFMD	The Nasdaq Capital Market
Series A Cumulative Perpetual Preferred Stock, $0.0001 per share	LFMDP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 14, 2024, stockholders of LifeMD, Inc. (the “Company”) approved the Third Amended and Restated 2020 Equity and Annual Incentive Plan (the “Plan”), which among other changes, increased the maximum number of shares of common stock available for issuance under the Plan by 3,000,000 shares.

The material terms of the Plan are disclosed in the Company’s definitive proxy statement, as amended, for its annual meeting of stockholders filed with the Securities and Exchange Commission on May 24, 2024, and are incorporated herein by reference. This description is subject to the complete text of the Plan, which is in Annex A of the definitive proxy statement, as amended, and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 14, 2024, the Company held an annual meeting of stockholders (the “Annual Meeting”). A majority in interest of all stock issued, outstanding and entitled to vote at the Annual Meeting were present in person or by proxy, thereby constituting a quorum.

The matters voted upon and approved by the Company’s stockholders were:

(1)	The election of nine directors to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified (“Proposal 1”).

(2)	The approval of the Company’s Third Amended and Restated 2020 Equity and Incentive Plan to increase the maximum number of shares of the Company’s common stock available for issuance under the Plan by 3,000,000 shares (“Proposal 2”).

(3)	The approval, in a non-binding advisory vote, of the compensation provided to the named executive officers as described in the accompanying Proxy Statement (“Proposal 3”).

(4)	The ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal 4”).

The following is a summary of the voting results for each matter presented to the stockholders:

Proposal 1:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Justin Schreiber	22,186,275	378,325	7,267,268
Naveen Bhatia	21,669,486	895,114	7,267,268
Joseph DiTrolio	20,248,467	2,316,133	7,267,268
Roberto Simon	15,381,405	7,183,195	7,267,268
John Strawn, Jr.	15,137,284	7,427,316	7,267,268
Robert Jindal	21,671,265	893,335	7,267,268
Joan LaRovere	22,059,459	505,141	7,267,268
William Febbo	20,203,089	2,361,511	7,267,268
Calum MacRae	22,166,057	398,543	7,267,268

Proposal 2:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
13,225,022	8,347,423	992,155	7,267,268

Proposal 3:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
19,936,967	2,250,462	377,171	7,267,268

Proposal 4:

Votes For	Votes Against	Votes Abstained
29,321,622	288,475	221,771

All Proposals were approved.

Item 9.01. Exhibits

(d)	Exhibits

	10.1	Third Amended and Restated 2020 Equity and Incentive Plan
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEMD, INC.

Dated:	June 18, 2024	By:	/s/ Eric Yecies
Eric Yecies
General Counsel and Chief Compliance Officer